UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – January 29, 2014

IEC ELECTRONICS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513

(Address of principal executive offices)(Zipcode)

(315) 331-7742

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of stockholders on January 29, 2014. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the results of each matter. For more information about these proposals, please refer to the Company’s Proxy Statement dated December 27, 2013 filed with the Securities and Exchange Commission.

Proposal No. 1 - Election of Directors

The stockholders elected all nominees to serve as directors for a one-year term, including:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
W. Barry Gilbert	3,498,639	1,454,287	3,952,062
Florence D. Hudson	3,782,592	1,170,334	3,952,062
Edward W. Kay, Jr.	3,650,223	1,302,703	3,952,062
Eben S. Moulton	3,446,445	1,506,481	3,952,062
James C. Rowe	3,649,836	1,303,090	3,952,062
Jerold L. Zimmerman	3,446,595	1,506,331	3,952,062

Proposal No. 2 – Ratification of Selection of Accounting Firm

The stockholders ratified, in a non-binding vote, the appointment of EFP Rotenberg, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014 with:

Affirmative Votes:	7,557,899
Votes Against:	782,246
Votes Abstaining:	564,843
Broker Non-Votes:	0

Proposal No. 3 – Approval of Compensation of Named Executive Officers

The stockholders approved a non-binding, advisory proposal on the compensation of the named executive officers with:

Affirmative Votes:	4,242,881
Votes Against:	686,506
Votes Abstaining:	23,539
Broker Non-Votes:	3,952,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date: February 4, 2014	By:	/s/ W. Barry Gilbert
W. Barry Gilbert